WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION


                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                  TELEPHONE 650-493-9300 FACSIMILE 650-493-6811

                                                               JOHN ARNOT WILSON
                                                                         RETIRED
                                        June 3, 1998



PMC-Sierra, Inc.
105-8555 Baxter Place
Burnaby, British Columbia V5A 4V7
Canada

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about June 3, 1998 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 1,100,000 shares of your Common Stock to be issued pursuant to the 1994 Incentive Stock Plan ("1994 Plan") and of 250,000 shares of your Common Stock to be issued pursuant to the 1991 Employee Stock Purchase Plan ("ESPP") (collectively, the "Shares"). As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the 1994 Plan and the ESPP.

     It is our opinion that, when shares of PMC-Sierra, Inc. are issued and sold
(i) pursuant to options granted in the manner described in the 1994 Plan and pursuant to the agreements which accompany each grant under the 1994 Plan or
(ii) pursuant to the ESPP, the Shares will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                        Very truly yours,

                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation

                                        /s/Wilson Sonsini Goodrich & Rosati